EXHIBIT 99

For Further Information Contact:
For Immediate Release	Robert E. Phaneuf
Wednesday, November 3, 2004	Vice President—Corporate Development
(918) 592-0101

VINTAGE PETROLEUM REPORTS STRONG THIRD QUARTER RESULTS;

INCREASES 2004 TARGETS

Tulsa, Oklahoma – Vintage Petroleum, Inc. (NYSE:VPI) today announced net income of $32.2 million, or $0.49 per diluted share, in the third quarter of 2004 compared to $11.8 million, or $0.18 per diluted share, in the same quarter last year. Included in net income for the third quarter of 2004 is a non-cash charge of $4.5 million ($7.3 million before tax) as a result of hedge accounting rules related to certain of the company’s crude oil hedges in place at September 30, 2004.

Cash flow (including Canada now classified as a discontinued operation), a non-GAAP measure, was $95.6 million for the third quarter of 2004, up 39 percent from cash flow of $68.8 million in the third quarter of 2003. See the attached table for a reconciliation of these non-GAAP financial measures to the corresponding GAAP amounts of cash provided by operating activities of $114.0 million for the third quarter of 2004 and $78.0 million for the same period in 2003.

Discontinued Operations

During September 2004, Vintage entered into an agreement to divest of all of its interests in Canada with closing scheduled for November 30, 2004. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Vintage was required to reclassify the assets, liabilities and results of its operations in Canada as discontinued operations for all periods presented. These reclassifications had no impact on previously reported net income (loss). Certain financial and operating data related to these discontinued operations are provided in the tables attached to this release.

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Production

Continued strong organic growth resulted in third quarter production, including Canada, of 7.3 million barrels of oil equivalent (BOE), representing a seven percent increase over the second quarter of 2004 and a six percent increase over the prior year’s third quarter total of 6.9 million BOE. Total production from continuing operations (which excludes Canada) for the quarter of 6.4 million BOE was ten percent above the comparable 5.8 million BOE in the third quarter of 2003. This increase was driven by a 36 percent increase in gas production while oil production was relatively flat compared to the prior-year quarter.

Total gas production continues to be significantly ahead of the company’s expectations to date as a result of exploitation successes in the U.S. more than offsetting temporary production interruptions in Argentina. Bolivia volumes benefited from Argentina’s increased demand for natural gas supplies with the company’s net gas production in Bolivia rising to average 26,800 Mcf per day in the current quarter compared to 15,600 Mcf per day in the third quarter of 2003. As a result of the company’s successful drilling at its An Nagyah field, the company’s Yemen oil production made its initial contribution in the second quarter of 2004 and averaged 1,891 net barrels per day during the third quarter, before the impact of changes in inventories. The company expects to produce 2,100 net barrels of oil per day during the fourth quarter. With the recently announced completion of the An Nagyah #11 well, the total productive capacity in Yemen has risen to approximately 8,000 gross (4,200 net) barrels of oil per day. Argentina net production in the third quarter of 2004 averaged 32,200 BOE per day. A portion of the company’s Argentine production was temporarily shut-in mid quarter by protestors at a major oil loading facility, reducing the third quarter average production by 1,990 BOE per day (1,760 barrels of oil and 1,380 Mcf of gas per day). With shut-in production restored, Argentina net production for September 2004 averaged 35,000 BOE per day, with the anticipation that the fourth quarter will be slightly higher.

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Commodity Prices and Revenues

Including the impact of hedges, the company’s realized price for oil from continuing operations increased 29 percent to average $31.99 per barrel in the third quarter of 2004, compared with last year’s third quarter average price of $24.79 per barrel. The company’s realized price for gas increased 43 percent to $3.81 per Mcf compared to $2.66 per Mcf in the third quarter of 2003. As a result of the increases in production and oil and gas prices, oil and gas revenues increased 42 percent to $185.5 million for the third quarter of 2004 from $130.6 million in the same period of 2003.

Costs and Expenses

Production costs from continuing operations of $5.35 per BOE in the third quarter of 2004 were down six percent from $5.70 per BOE for the previous year’s quarter as a result of the increase in production outpacing cost increases.

Export taxes in Argentina increased from $7.4 million in 2003 to $12.8 million in 2004 primarily as a result of the increase in export tax rates announced in August which became effective for a portion of the crude oil exports during the third quarter of 2004. This increase was partially offset by an increase in Argentina domestic sales as a percent of total sales versus the year-earlier quarter.

Exploration costs from continuing operations of $12.4 million for the third quarter of 2004 consisted of $1.4 million of seismic, geological and geophysical costs, $9.9 million of dry hole costs primarily in the U.S. and Yemen and $1.1 million of leasehold impairments. This compares to exploration expense for the third quarter of 2003 of $6.1 million, consisting of $4.3 million of seismic, geological and geophysical costs, $1.3 million of dry hole costs and $0.5 million of leasehold impairments.

Interest expense declined 29 percent to $12.6 million in the third quarter of 2004 due to a 13

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percent reduction in average debt outstanding and a 16 percent lower average interest rate resulting from a change in the mix of fixed-rate versus floating-rate debt.

Nine Month Results

Net income for the nine months ended September 30, 2004, was $88.8 million, or $1.36 per diluted share, compared to $43.7 million, or $0.68 per diluted share, for the same period in 2003. Income from continuing operations before cumulative effect of change in accounting principle of $85.7 million, or $1.31 per diluted share, compares to $50.7 million, or $0.79 per diluted share, for the first nine months of 2003. There were no changes in accounting principles during the first nine months of 2004.

Cash flow (including Canada now classified as a discontinued operation), a non-GAAP measure, was $256.2 million for the nine months ended September 30, 2004, up 17 percent compared to $218.3 million in the year-ago period, reflecting the increase in production and oil and gas prices from the year-ago levels. See the attached table for a reconciliation of these non-GAAP financial measures to the corresponding GAAP amounts of cash provided by operating activities of $256.2 million for the nine months ended September 30, 2004, and $172.2 million in the year-earlier period.

2004 Targets for Production, Cash Flow and EBITDAX Increased

Based on the continued impact of the successes to date in its U.S. exploitation and increased gas sales in Bolivia, the company has increased its production target for 2004 to 27.6 million BOE from the prior target of 27.5 million despite the 0.2 million BOE impact of temporary shut-ins in Argentina during the third quarter and reducing the production target for Canada by 0.3 million BOE as result of the pending sale scheduled to close on November 30, 2004. The company’s U.S. production continues to run ahead of previous expectations due principally to gas recompletion activities underway in South

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Central Texas. Net aggregated gas production from these lower-risk projects has increased from 7,000 Mcf per day to 30,000 Mcf per day since September of 2003.

Due to strong oil and gas prices prevailing during the first nine months of 2004 and the strength of the forward price curve, the company has also increased its average NYMEX price assumptions for 2004 to $42.00 per barrel for oil from $36.00 per barrel and to $6.10 per MMBtu for gas versus the previous assumption of $5.90 per MMBtu. For the fourth quarter of 2004, the company has hedged approximately 1.3 million barrels of oil through price swaps at an average NYMEX reference price of $30.20 per barrel and 0.6 Bcf of gas at an average price of $5.97 per MMBtu (see accompanying table – “Hedging Status”).

Given its increased production targets, plus assumed prices and costs enumerated in the accompanying table, “Vintage Petroleum, Inc., Revised 2004 Targets”, and other expectations, Vintage has increased its target for 2004 cash flow (as defined in the attached table) by 12 percent to $365 million, which is $40 million higher than the previous target of $325 million. In addition, the revised target for EBITDAX in 2004 has been raised by 12 percent, or $53 million, to $480 million from the previous target of $427 million.

Vintage to Webcast Third Quarter 2004 Conference Call

The company’s teleconference call to review third quarter results and future plans will be broadcast live on a listen-only basis over the internet on Thursday, November 4, 2004, at 3 p.m. Central time. Interested parties may access the webcast by visiting the Vintage Petroleum, Inc. website at www.vintagepetroleum.com and selecting the microphone icon, or at www.fulldisclosure.com and typing VPI in the ticker search box and selecting “Go”. The teleconference may be accessed by dialing 800-362-0571 and providing the call identifier “Vintage” to the operator. The webcast and the accompanying slide presentation will be available for replay at the company’s website. An audio replay will be available until November 13, 2004, by dialing (402) 220-1115.

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Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future production, exploitation activities, operating costs, capital spending, disposition of assets, EBITDAX, cash flow, NYMEX prices of oil and gas and company realizations, the impact of oil and gas hedging activities, and events or developments that the company expects or believes are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by foreign governments as a result of political and economic conditions or other factors, changes in foreign exchange rates and inflation rates, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation and exploration of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI. For additional information, visit the company website at www.vintagepetroleum.com.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES:
Oil, condensate and NGL sales	$136,382	$105,269	$367,320	$323,806
Gas sales	49,158	25,282	127,284	86,545
Sulfur sales	234	440	949	1,305
Gas marketing	17,897	15,445	50,131	59,978

Total revenues	203,671	146,436	545,684	471,634

COSTS AND EXPENSES:
Production costs	34,335	33,266	105,379	91,329
Transportation and storage costs	3,318	1,761	7,500	5,120
Production and ad valorem taxes	5,732	3,997	16,557	12,756
Export taxes	12,778	7,409	25,691	25,814
Exploration costs	12,435	6,061	21,000	17,395
Gas marketing	16,857	14,798	47,409	58,093
General and administrative	12,806	11,848	41,723	34,667
Stock compensation	1,153	1,861	7,091	4,295
Depreciation, depletion and amortization	26,720	21,392	72,687	65,463
Impairment of proved oil and gas properties	—	—	3,915	—
Accretion	1,685	1,523	4,932	4,422
Other operating (income) expense	1,671	(701)	(1,933)	941

Total costs and expenses	129,490	103,215	351,951	320,295

OPERATING INCOME	74,181	43,221	193,733	151,339

OTHER (INCOME) EXPENSE:
Interest expense	12,625	17,818	39,321	54,328
Loss on early extinguishment of debt	—	—	9,903	1,426
(Gain) loss on disposition of assets	(17)	—	(72)	667
Foreign currency exchange (gain) loss	(285)	(915)	(1,112)	6,653
Other non-operating expense	8,252	818	8,522	41

Net other expense	20,575	17,721	56,562	63,115

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	53,606	25,500	137,171	88,224

INCOME TAX PROVISION (BENEFIT):
Current	19,068	5,128	47,481	39,609
Deferred	1,927	5,034	4,018	(2,057)

Total income tax provision	20,995	10,162	51,499	37,552

Income from continuing operations before cumulative effect of change in accounting principle	32,611	15,338	85,672	50,672
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of income tax provision (benefit) of $(184), $221, $130 and $25,480, respectively	(397)	(3,583)	3,086	(14,042)

Income before cumulative effect of change in accounting principle	32,214	11,755	88,758	36,630
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net of income tax provision of $4,104	—	—	—	7,119

NET INCOME	$32,214	$11,755	$88,758	$43,749

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
BASIC INCOME (LOSS) PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.50	$0.24	$1.32	$0.79
Income (loss) from discontinued operations	(0.01)	(0.06)	0.05	(0.22)

Income before cumulative effect of change in accounting principle	0.49	0.18	1.37	0.57
Cumulative effect of change in accounting principle	—	—	—	0.11

Net income	$0.49	$0.18	$1.37	$0.68

DILUTED INCOME (LOSS) PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.50	$0.24	$1.31	$0.79
Income (loss) from discontinued operations	(0.01)	(0.06)	0.05	(0.22)

Income before cumulative effect of change in accounting principle	0.49	0.18	1.36	0.57
Cumulative effect of change in accounting principle	—	—	—	0.11

Net income	$0.49	$0.18	$1.36	$0.68

Weighted average common shares outstanding:
Basic	65,283	64,228	64,786	63,938
Diluted	66,043	64,767	65,521	64,292

Certain 2003 amounts have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on the Company’s net income.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

(Unaudited)

ASSETS

	September 30,	December 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$46,012	$32,264
Accounts receivable—
Oil and gas sales	115,861	78,321
Joint operations	8,616	7,480
Prepaids and other current assets	9,631	6,660
Assets of discontinued operations	254,394	224,321

Total current assets	434,514	349,046

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, successful efforts method	2,023,933	1,835,588
Oil and gas gathering systems and plants	23,890	23,344
Other	27,903	26,334

	2,075,726	1,885,266
Less: Accumulated depreciation, depletion and amortization	908,462	829,055

Total property, plant and equipment, net	1,167,264	1,056,211

DEFERRED INCOME TAXES	14,558	—

OTHER ASSETS, net	42,513	41,581

	$1,658,849	$1,446,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revenue payable	$37,541	$22,641
Accounts payable—trade	53,578	48,548
Current income taxes payable	21,899	17,316
Derivative financial instruments payable	75,735	7,551
Other payables and accrued liabilities	88,796	54,852
Liabilities of discontinued operations	102,467	65,465

Total current liabilities	380,016	216,373

LONG-TERM DEBT	676,547	699,943

DEFERRED INCOME TAXES	36,565	34,939

LONG-TERM LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	77,577	72,158

OTHER LONG-TERM LIABILITIES	571	939

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par, 5,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.005 par, 160,000,000 shares authorized, 66,181,811 and 64,720,975 shares issued and 65,657,693 and 64,281,199 outstanding, respectively	331	324
Capital in excess of par value	354,217	337,080
Retained earnings	102,173	22,844
Accumulated other comprehensive income	39,133	70,482

	495,854	430,730
Less treasury stock, at cost, 524,118 and 439,776 shares	4,319	3,117
Less unamortized cost of restricted stock awards	3,962	5,127

Total stockholders’ equity	487,573	422,486

	$1,658,849	$1,446,838

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$88,758	$43,749
Adjustments to reconcile net income to cash provided by operating activities—
Income from discontinued operations, net of tax	(3,086)	14,042
Cumulative effect of change in accounting principle, net of tax	—	(7,119)
Depreciation, depletion and amortization	72,687	65,463
Impairment of proved oil and gas properties	3,915	—
Accretion	4,932	4,422
Exploration costs	16,733	9,910
Provision (benefit) for deferred income taxes	4,018	(2,057)
Foreign currency exchange loss	(1,112)	6,653
(Gain) loss on dispositions of assets	(72)	667
Loss on early extinguishment of debt	9,903	1,426
Stock compensation	7,091	4,295
Other non-cash items included in net income	8,316	2,644
Increase in receivables	(5,532)	(2,100)
Increase in payables and accrued liabilities	9,648	9,490
Other working capital changes	2,735	4,265

Cash provided by continuing operations	218,934	155,750
Cash provided by discontinued operations	37,280	16,406

Cash provided by operating activities	256,214	172,156

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—
Oil and gas properties	(159,538)	(100,041)
Gathering systems and other	(2,132)	(3,232)
Proceeds from sale of oil and gas properties	67	29,980
Purchase of company, net of cash acquired	(26,757)	—
Proceeds from sale of company, net of cash sold	—	116,107
Other	2,454	(4,153)

Cash provided (used) by investing activities – continuing operations	(185,906)	38,661
Cash provided (used) by investing activities – discontinued operations	(23,785)	8,311

Cash provided (used) by investing activities	(209,691)	46,972

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	11,218	1,122
Purchase of treasury stock	(1,202)	(3,013)
Redemption of 9 3/4% Senior Subordinated Notes due 2009	(157,313)	—
Redemption of 9% Senior Subordinated Notes due 2005	—	(50,750)
Advance on revolving credit facility and other borrowings	370,100	115,400
Payments on revolving credit facility and other borrowings	(243,500)	(151,017)
Dividends paid	(9,042)	(7,971)
Other	(3,668)	1

Cash used by financing activities	(33,407)	(96,228)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	632	480

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,748	123,380
CASH AND CASH EQUIVALENTS, beginning of period	32,264	8,128

CASH AND CASH EQUIVALENTS, end of period	$46,012	$131,508

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

SUMMARY OPERATING DATA

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004		2003	2004		2003
PRODUCTION:
Oil (MBbls)—
U.S.	1,555		1,584	4,600		4,753
Argentina (a)	2,578	(d)	2,641	7,453	(d)	7,705
Bolivia (b)	24		22	65		62
Yemen (c)	107		—	166		—
Continuing operations	4,264		4,247	12,284		12,520
Canada	214		274	664		945
Ecuador	—		—	—		114
Total	4,478		4,521	12,948		13,579

Gas (MMcf)—
U.S.	8,135		5,458	21,500		17,435
Argentina	2,306	(d)	2,612	6,485	(d)	7,203
Bolivia	2,466		1,438	6,014		4,491
Continuing operations	12,907		9,508	33,999		29,129
Canada	3,785		4,583	11,591		14,945
Total	16,692		14,091	45,590		44,074

MBOE from continuing operations	6,415		5,832	17,951		17,375

Total MBOE	7,260		6,870	20,546		20,925

(a)	Production for Argentina for the three months ended September 30, 2004 and 2003, and for the nine months ended September 30, 2004 and 2003, before the impact of changes in inventories was 2,528 MBbls, 2,571 MBbls, 7,458 MBbls and 7,626 MBbls, respectively.

(b)	Production for Bolivia for the three months ended September 30, 2004 and 2003, and for the nine months ended September 30, 2004 and 2003, before the impact of changes in inventories was 28 MBbls, 19 MBbls, 71 MBbls and 60 MBbls, respectively.

(c)	Production for Yemen for the three months and nine months ended September 30, 2004, before the impact of changes in inventories was 174 MBbls, and 282 MBbls, respectively.

(d)	Argentina production for the three months and nine months ended September 30, 2004, is estimated to have been reduced as the result of a labor strike and problems at a major oil loading facility by 162 MBbls of oil and 129 MMcf of gas, or 183 MBOE and 527 MBbls of oil and 429 MMcf of gas, or 598 MBOE, respectively.

MBbls	- thousand barrels
MMcf	- million cubic feet
MBOE	- thousand barrels of oil equivalent

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

SUMMARY OPERATING DATA

(Continued)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Average Sales Price (including impact of hedges):
Oil (per Bbl)—
U.S.	$27.52	$25.14	$27.53	$25.38
Argentina	34.39	24.60	31.27	26.19
Bolivia	24.68	22.33	24.42	22.70
Yemen	40.56	—	36.49	—

Continuing operations	31.99	24.79	29.90	25.86
Canada	28.39	27.26	28.33	28.18
Ecuador	—	—	—	26.87
Total	31.82	24.94	29.82	26.03

Gas (per Mcf)—
U.S.	$5.31	$3.89	$5.26	$4.26
Argentina	0.74	0.48	0.64	0.45
Bolivia	1.72	1.95	1.66	2.01

Continuing operations	3.81	2.66	3.74	2.97
Canada	4.75	4.11	4.82	4.35
Total	4.02	3.13	4.02	3.44

Average Sales Price (excluding impact of hedges):
Oil (per Bbl)—
U.S.	$38.85	$27.85	$35.34	$28.32
Argentina	34.39	24.60	31.27	26.19
Bolivia	24.68	22.33	24.42	22.70
Yemen	40.56	—	36.49	—

Continuing operations	36.12	25.80	32.82	26.98
Canada	37.10	26.61	33.85	28.02
Ecuador	—	—	—	26.87
Total	36.17	25.85	32.88	27.05

Gas (per Mcf)—
U.S.	$5.27	$4.45	$5.27	$4.99
Argentina	0.74	0.48	0.64	0.45
Bolivia	1.72	1.95	1.66	2.01

Continuing operations	3.78	2.98	3.74	3.41
Canada	4.75	4.26	4.82	4.83
Total	4.00	3.40	4.02	3.89

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

FINANCIAL DATA RELATED TO DISCONTINUED OPERATIONS

CANADA AND ECUADOR

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES:
Oil, condensate and NGL sales	$6,110	$7,480	$18,834	$29,717
Gas sales	17,983	18,832	55,813	65,049
Sulfur sales	147	142	339	485

Total revenues	24,240	26,454	74,986	95,251

COSTS AND EXPENSES:
Production costs	10,989	8,844	29,914	27,743
Transportation and storage costs	364	661	1,274	2,449
Production and ad valorem taxes	565	—	1,254	—
Exploration costs	2,076	3,008	7,444	38,202
General and administrative	2,244	2,271	7,291	7,489
Depreciation, depletion and amortization	8,062	13,516	23,900	41,852
Impairment of proved oil and gas properties	—	1,443	—	14,014
Accretion	354	328	1,046	1,008
Other operating (income) expense	—	74	(141)	10

Total costs and expenses	24,654	30,145	71,982	132,767

OPERATING INCOME (LOSS)	(414)	(3,691)	3,004	(37,516)

OTHER (INCOME) EXPENSE:
Interest expense	—	18	—	64
Gain on disposition of assets	—	(170)	—	(47,749)
Foreign currency exchange (gain) loss	538	(193)	526	(610)
Other non-operating (income) expense	(371)	16	(738)	(659)

Net other (income) expense	167	(329)	(212)	(48,954)

Income (loss) from discontinued operations before income taxes and gain on sale of discontinued operations	(581)	(3,362)	3,216	11,438

PROVISION (BENEFIT) FOR INCOME TAXES	(184)	221	130	25,480

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$(397)	$(3,583)	$3,086	$(14,042)

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED 2004 TARGETS

	Previous 2004 Targets	Revised 2004 Targets(c)
Oil production (MMBbls):
U.S.	6.0	6.1
Canada	.8	.7
Argentina	10.5	10.4
Bolivia	.1	.1
Yemen	.5	.5
Total	17.9	17.8
Gas Production (Bcf):
U.S.	27.7	29.0
Canada	14.8	13.9
Argentina	8.3	8.5
Bolivia	6.8	7.6
Total	57.6	59.0
Total MMBOE	27.5	27.6

Assumed NYMEX(a) prices:
Oil	$36.00	$42.00
Gas	$5.90	$6.10

Net realized price (before impact of hedging) as a percent of NYMEX(a) - Total Company:
Oil	82%	82%
Gas	70%	69%

DD&A per BOE (oil and gas only)	$4.50	$4.50
G&A per BOE	$2.60	$2.60

Production, transportation and storage costs per BOE	$7.05	$6.91
Production, ad valorem and export taxes per BOE	$2.10	$2.54

Total LOE per BOE	$9.15	$9.45

Non-Acquisition Capital Spending Budget (in millions)	$250	$250

Cash Flow (before all exploration expenses, working capital changes and current taxes associated with property sales) (in millions)(d)	$325	$365

EBITDAX (in millions)(b)(d)	$427	$480

MMBbls	– million barrels
Bcf	– billion cubic feet
MMBOE	– million barrels of oil equivalent

(a)	NYMEX
Oil -	Average of the daily settlement price per barrel for the near-month contract for light crude oil as quoted on the New York Mercantile Exchange.
Gas -	Average of the settlement price per MMBtu for the last three trading days for the applicable contract month for natural gas as quoted on the New York Mercantile Exchange.

(b)	EBITDAX: Earnings before interest, taxes, DD&A, impairments, exploration expenses, cumulative effect of change in accounting principle, loss on early extinguishment of debt, gains/losses on property sales and other non-cash items.

(c)	Targets include the previously announced acquisition of Rio Alto Resources International, Inc. and the disposition of the Canada assets on November 30, 2004. Targets reflect the impact of existing hedges. See “2004 Targets for Production, Cash Flow and EBITDAX Increased” and “Forward-Looking Statements” elsewhere in the release.

(d)	The targets for non-GAAP financial measures are not reconciled to the most directly comparable GAAP financial measure as the company does not establish targets for such GAAP financial measures.

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

HEDGING STATUS

OIL PRICE SWAPS

Quarter Ending	Barrels	NYMEX Reference Price $ Per Bbl
December 31, 2004	1,264,500	30.20

March 31, 2005	1,170,000	37.39

June 30, 2005	1,183,000	36.07

September 30, 2005	1,196,000	35.13

December 31, 2005	1,196,000	34.44

March 31, 2006	360,000	36.63

June 30, 2006	364,000	36.01

September 30, 2006	368,000	35.52

December 31, 2006	368,000	35.11

March 31, 2007	126,000	31.42

GAS PRICE SWAPS

Quarter Ending	MMBtu	NYMEX Reference Price $ Per MMBtu
December 31, 2004	620,000	5.97

March 31, 2005	900,000	6.59

June 30, 2005	910,000	5.94

September 30, 2005	920,000	5.97

December 31, 2005	920,000	6.22

GAS PRICE COLLARS

MMBtu For 2005	NYMEX Floor Reference Price $ Per MMBtu	NYMEX Cap Reference Price $ Per MMBtu
1,825,000	6.00	6.80
3,650,000	6.00	8.02
1,825,000	6.00	8.73
3,650,000	6.00	9.21

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

Cash flow, a non-GAAP measure, represents cash provided by operating activities before the impact of all exploration costs, changes in working capital items related to operating activities and current taxes on property sales. It includes cash flow from Canada (now classified as a discontinued operation) in all periods presented but excludes the cash used by discontinued operations related to Ecuador which was sold in 2003 and thus no comparable amounts exist for the periods in 2004. Cash flow is presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (“GAAP”). Cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

EBITDAX is also presented below because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. Management also views the non-GAAP measure of EBITDAX as a useful tool for comparison of the company’s financial indicator with those of peer companies. EBITDAX should not be considered as an alternative to net income or cash provided by operating activities, as defined by GAAP. The following table reconciles cash provided by operating activities to cash flow and EBITDAX (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash provided by operating activities (GAAP measure)	$114,006	$78,041	$256,214	$172,156
Adjustments to remove the impact of:
Changes in working capital items related to operating activities (a)	(19,973)	(25,475)	(5,272)	(1,279)
Exploration geological and geophysical costs (b)	1,526	5,037	5,268	10,128
Current tax provision associated with property sales	—	1,725	—	6,933
Cash used by Ecuador discontinued operations	—	9,441	—	30,370

Cash flow (non-GAAP measure)	95,559	68,769	256,210	218,308

Current taxes (c)	17,589	2,752	43,754	30,764
Interest expense	12,625	17,818	39,321	54,328

EBITDAX (non-GAAP measure)	$125,773	$89,339	$339,285	$303,400

(a)	Includes changes in working capital items related to operating activities for Canada (a discontinued operation) of $(733), $(7,400), $5,213 and $10,376 for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.

(b)	Includes exploration, geological and geophysical costs related to Canada operations of $140, $809, $1,000 and $2,644 for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.

(c)	Includes a current tax benefit related to Canada operations of $1,479, $650, $3,727 and $1,912 for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.